                                                                Exhibit 10.10

                            Master Service Agreement
                             ("MSA" or "Agreement")

                            MSA Number 00-05-CMER-01

                                     BETWEEN

                             STORAGENETWORKS, INC.,
                             a Delaware Corporation
                               ("StorageNetworks")

                                       AND

                                     CMeRun
                             a Delaware corporation
                                  ("Customer")

                                  May 19, 2000

--------------------------------------------------------------------------------

By the signatures of their duly authorized representatives below, StorageNetworks and Customer, intending to be legally bound, agree to all of the provisions of this Agreement.

StorageNetworks, Inc.                   CMeRun


                                            /s/ David Myers
By: /s/ John C. Clavin                  By: /s/ Barbara Deguise
    --------------------------------        --------------------------------

                                               D. MYERS
Print:                                  Print: B. DEGUISE
       -----------------------------           -----------------------------

                                                     President/COO
Print Title: Exec VP, Operations        Print Title: Chief Tech. Officer
             -----------------------                 -----------------------

Date Signed: 21 May 2000                Date Signed: 18 May 2000
             -----------------------                 -----------------------


StorageNetworks, Inc. Master Service Agreement for Customer Revision 3.0 10/1/99

Agreement No. MSA-__________________
Date: ______________________________

--------------------------------------------------------------------------------

1. SERVICES. Each schedule to this Agreement (each a "Schedule" and together the "Schedules") specifies a Customer location ("Location"), the services to be provided by StorageNetworks to Customer for that Location ("Services"), any equipment to be procured or provided by StorageNetworks in the performance of the Services ("Equipment"), the fees to be paid by Customer to StorageNetworks for the Services and, if applicable, the Equipment, and any other applicable terms. Each Schedule, when signed by authorized representatives of StorageNetworks and Customer, represents a separate contract between the parties that incorporates and is governed by all of the terms of this Agreement.

2. DEFINITIONS. When used in this Agreement, the capitalized terms listed below shall have the following meanings:

      "Customer Technology" shall mean any proprietary technology owned by, or licensed to, Customer and all similar proprietary information provided to StorageNetworks by Customer in connection with StorageNetworks' provision of Services to Customer.

      "StorageNetworks Technology" shall mean any designs, concepts, reports, documentation, written materials, and any software techniques, methods, patterns, formulas and any and all intellectual property rights used, invented, developed or delivered by StorageNetworks in the course of providing Services. StorageNetworks Technology includes, without limitation, any software and software development tools owned by, or licensed to, StorageNetworks and used in the performance or delivery of Services.

      "Confidential Information" shall mean any information disclosed by either party to the other party, directly or indirectly, in writing, orally or by inspection of tangible objects that is designated as "Confidential", "Proprietary" or some other similar designation, including information disclosed to a disclosing party by third parties. Confidential Information shall not include any information that: is or becomes publicly known and generally available without violation of this Agreement; is in the possession of the receiving party prior to the disclosure without the obligation to maintain its confidentiality; is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information; is obtained from third parties without restrictions on disclosure; or is required by law or legal process to be disclosed by the receiving party, provided that, if permitted, the receiving party gives the disclosing party prompt written notice prior to such disclosure.

3. SCHEDULES. Each Schedule shall become effective only when executed by an authorized representative of both Customer and StorageNetworks. Extensions or modifications to Schedules may be requested by Customer subject to the procedures set forth in the Schedule or herein and shall be subject to StorageNetworks' approval and execution of an amendment to such Schedule or, if appropriate, a new Schedule.

4. PAYMENTS. Customer agrees to pay to StorageNetworks the fees set forth in each Schedule and such payments will be due in accordance with the payment terms of the applicable Schedule. StorageNetworks may impose interest compounded at the rate of one and one-half percent (1 1/2%) per month on any overdue amount or such lesser percentage permitted by law until Customer is current in payment. In the event that Customer is overdue on its payment obligations hereunder, StorageNetworks may, at its option and without liability, suspend work being performed under this Agreement until Customer's account is current. All applicable federal, state or local taxes assessed in connection with this Agreement (except for taxes based on StorageNetworks' net income) will be paid by Customer. Customer shall remit payment to StorageNetworks referencing the StorageNetworks' invoice number and within the time frames and terms of the applicable Schedule to:

                   StorageNetworks, Inc.
                   100 Fifth Avenue
                   Waltham, MA 02451
                   Attn: Accounts Receivable

      or to such other address as StorageNetworks shall designate in writing to Customer.

5. CONFIDENTIAL INFORMATION. Each party agrees not to use any Confidential Information of the other party for any purpose except in the performance of the Services. Each party agrees not to disclose any Confidential Information of the other party to such party's employees or to third parties, except those who need to know such information for the purposes hereof. Each party agrees that prototypes, software or other tangible objects that embody the other party's Confidential Information shall not be reverse engineered, disassembled or decompiled. Each party agrees that it shall take reasonable efforts to protect the secrecy of and avoid disclosure and unauthorized use of any Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its most highly confidential information and shall ensure that its employees and third parties who may have access to Confidential Information have executed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees or third parties. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the receiving party, shall be and remain the property of the disclosing party and shall promptly be returned


StorageNetworks, Inc., Master Service Agreement     2

Agreement No. MSA-__________________
Date: ______________________________

--------------------------------------------------------------------------------

to the disclosing party upon the request of the disclosing party. Except as expressly provided herein, nothing contained in this Agreement is intended to grant any rights to either party under any patent, mask work right, copyright, trademark, service mark or other intellectual property right of the other party.

6. RIGHTS IN TECHNOLOGY. Except as expressly provided herein, all StorageNetworks Technology, including without limitation all material, documentation, proposals, overviews, concepts, ideas, software and similar information provided, used or developed by StorageNetworks in connection with this Agreement or the delivery of Services hereunder, shall remain the exclusive property of StorageNetworks. To the extent that Customer requires the use of any software owned or developed by, or licensed to, StorageNetworks ("Licensed Software") in order to use the Service supplied by StorageNetworks, StorageNetworks hereby grants Customer a nonexclusive, nontransferable terminable license to use such Licensed Software only and solely on Customer's systems as required to permit delivery of the Services. Customer shall in no event be entitled to claim title to or any ownership interest in any Licensed Software (or any derivative or improvements thereto), shall return the Licensed Software to StorageNetworks upon expiration or termination of this Agreement and/or the applicable Schedule and Customer shall execute any documentation reasonably required by StorageNetworks in connection with the grant of such license. Customer agrees that it shall not (1) copy the Licensed Software except as allowed and permitted by the express written consent of StorageNetworks; (2) reverse engineer, decompile or disassemble the Licensed Software; (3) sell, lease, license or sublicense the Licensed Software; or (4) create, write or develop any derivative software or any other software program based on the Licensed Software. Customer further agrees that it shall, as directed by StorageNetworks, install all new releases, upgrades, modifications or patches with respect to the Licensed Software within five (5) days of receipt of notice from StorageNetworks regarding such releases, upgrades, modifications or patches. StorageNetworks will have no liability to Customer for any failure of the Services caused by Customer's failure to install such new releases, upgrades, modifications or patches. All Customer Technology disclosed or provided to StorageNetworks by Customer in connection with the Services shall remain the exclusive property of Customer or any third party developer, and StorageNetworks' use of such Customer Technology is limited to the performance of the Services.

7. LIMITED WARRANTY; LIMITATION OF LIABILITY. StorageNetworks warrants that the Services shall materially comply with the specifications for such Services set forth in the applicable Schedule (the "Specifications"). To the extent that any failure of the Services to comply with the Specifications results in a failure or inability of StorageNetworks to provide Services to Customer, StorageNetworks' obligations and liability with respect to such failure, and Customer's sole remedy with respect to such failure, will be limited to the remedy provisions set forth in the applicable Schedule.

StorageNetworks further warrants that all StorageNetworks Technology and all Equipment that uses date data are and will continue to be "Year 2000 Ready." "Year 2000 Ready" means that the StorageNetworks Technology and the Equipment will not cause any interruptions or errors in processing date data for all dates to, through, and after, January 1, 2000, including leap years, when used with accurate date data, provided all other products (e.g., other hardware, firmware, and software) used with the foregoing properly exchange date data with the foregoing. StorageNetworks' obligations under this paragraph shall continue until the termination of this Agreement or until December 31, 2000, whichever is longer. In the event of breach of the foregoing warranty, StorageNetworks sole liability shall be to repair or replace the StorageNetworks Technology and/or Equipment furnished to the Customer that is not Year 2000 Ready at no charge within a reasonable time, but not later than sixty (60) days after notice of such non-compliance from the Customer. This shall be the Customer's exclusive remedy.

STORAGENETWORKS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE STORAGENETWORKS TECHNOLOGY, THE SERVICE(S) OR THE EQUIPMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION OR NON-INFRINGEMENT. Unless expressly provided in a Schedule, StorageNetworks shall have no obligation to support, maintain or enhance any Equipment, including any data storage or related equipment or computer software, documentation or other materials, procured from third parties and supplied to Customer hereunder or in connection with the Services. StorageNetworks makes no warranties with respect to all such third party Equipment except as expressly provided herein. In addition, StorageNetworks shall indemnify Customer against losses, causes of action, liability, costs, expenses, claims and damages, including all expenses of litigation, reasonable attorney's fees and court costs, that Customer may at any time suffer or sustain or become liable for, due to any claim that any software or services provided to Customer hereunder infringe any intellectual property rights of any third party provided that Customer provides prompt written notice of any such claim, cooperates, at StorageNetworks' expense, in the defense of any such claim, and provided further that Customer shall not settle any such claim without StorageNetworks prior written approval.

Subject to the limitations set forth herein, each party ("liable party") agrees to defend, indemnify and hold the other party, and its directors, officers, employees and agents harmless against and for all losses, causes of action, liability, costs, expenses, claims and damages, including all expenses of litigation, reasonable attorney's fees and court costs, that the other party may at any time suffer or sustain or become liable for, due to (i) injury or death of a person, or for damage to any property, arising out of, in connection with, or incidental to the Service(s) caused in whole, or in part, by the negligence or willful misconduct of the liable party; (ii) the liable party's


StorageNetworks, Inc., Master Service Agreement     3

Agreement No. MSA-__________________
Date: ______________________________

--------------------------------------------------------------------------------

breach of any term, provision or warranty contained this Agreement; or (iii) any violation by the liable party, its employees, agents, or representatives, of any laws, regulations, or ordinances relating to performance hereunder.

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE), INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOST SAVINGS, LOSS OF USE OF SERVICES (EXCEPT AS SPECIFICALLY PROVIDED IN A SCHEDULE), COST OF CAPITAL, COST OF SUBSTITUTE SERVICES OR RE-PROCUREMENT, DOWNTIME COSTS, OR DAMAGES RESULTING FROM LOSS OF USE OF DATA OR FROM THIRD PARTY CLAIMS. STORAGENETWORKS SHALL HAVE NO LIABILITY FROM DAMAGES RESULTING FROM CUSTOMER'S FAILURE TO PERFORM CUSTOMER'S RESPONSIBILITIES HEREUNDER, INCLUDING, BUT NOT LIMITED TO, CUSTOMER'S FAILURE TO PROVIDE ACCURATE AND COMPLETE INFORMATION TO STORAGENETWORKS. IN NO EVENT, SHALL STORAGENETWORKS' LIABILITY FOR DAMAGES HEREUNDER EXCEED THE CHARGES PAID TO STORAGENETWORKS BY CUSTOMER FOR THE SERVICES GIVING RISE TO THE CLAIM FOR DAMAGES. CUSTOMER RECOGNIZES THAT THE CHARGES AND FEES HEREUNDER ARE BASED IN PART ON THE LIMITED WARRANTY AND LIMITATION OF LIABILITY SET FORTH ABOVE. THE REMEDIES SPECIFIED IN THIS AGREEMENT ARE EXCLUSIVE.

8. FORCE MAJEURE. Except with respect to payment obligations, neither party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure to fulfill its obligations under this Agreement due to causes beyond such party's reasonable control, including, but not limited to: acts of God, flood, extreme weather, fire or other natural calamity; any law, order, regulation, direction, action, or request of any governmental entity or any civil or military authority; unavailability of rights-or-way or materials,; national emergencies, insurrections, riots, or wars; or strikes, lock-outs, work stoppages, or other labor difficulties. Each party agrees to notify the other party, as soon as possible, if such an event has occurred.

9. TERM AND TERMINATION. This Agreement shall continue in effect for so long as there is a Schedule in effect. Unless specifically provided otherwise, the term of a Schedule, and Customer's right to use the Services specified in the Schedule, shall begin on the commencement date specified in the Schedule and continue in effect for the term stated in the Schedule (the "Schedule Term"). Thereafter, that Schedule shall automatically renew for successive renewal terms of equal duration to the Schedule Term, unless either party gives written notice of termination to the other party at least six (6) months before the end of the then current term. Either party may immediately terminate this MSA, without liability, upon occurrence of any of the following triggering events: (i) the other party materially breaches the performance of any provisions or requirements of this Agreement and such breach is not corrected within thirty
(30) working days after receipt of written notification from the non-breaching party; or (ii) the other party ceases to conduct business in the normal manner, or is adjudicated bankrupt, or if a receiver or trustee is appointed for all or a substantial portion of its assets, or if any assignment for the benefit of its creditors is made. In the event of any such termination, Customer shall pay StorageNetworks on or before the effective date of termination all fees due, including but not limited to any out-of pocket expenses and reasonable travel and related expenses incurred up to the date of termination. Notwithstanding any termination or expiration of this Agreement, any provisions of this Agreement that by their nature are intended to survive shall survive such termination including with limitation, Section 5 (Confidentiality), Section 6 (Rights in Technology), Section 7 (Limitied Warranty; Limitation of Liability) and Section 9 (Termination). Upon any termination or expiration of a Schedule, Customer agrees to allow StorageNetworks to remove all StorageNetworks owned or leased Equipment from the Customer's premises utilized in the provision of Services under such Schedule. At the time of removal, such Equipment shall be in the same condition as when delivered to Customer or installed at the Customer's premises, normal wear and tear excepted. Customer shall reimburse StorageNetworks for the depreciated cost of any such Equipment that is not in such condition.

10. ENTIRE AGREEMENT. This Agreement (which includes and incorporates all Schedules and addenda to this Agreement) constitutes the entire agreement between the parties with respect to its subject matter. Any different, additional and/or pre-printed terms contained on purchase orders or other terms and conditions submitted by Customer shall be void. In the event that there is a conflict between the terms of this MSA and the terms of a Schedule, the terms of the Schedule shall take precedence only with respect to the Services specified within such Schedule. This Agreement may be modified only by written agreement of Customer and StorageNetworks.

11. PARTIES IN INTEREST. Neither party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed, except that either party may assign this Agreement in the event of a merger, consolidation, or sale of substantially all of its assets. This Agreement shall bind, benefit and be enforceable by and against both parties and their respective successors and consented to assigns. No third party shall be considered a beneficiary of this Agreement or entitled to any rights under this Agreement.

12. NOTICES. Any notice or other communications required or permitted to be made under this Agreement shall be sufficiently made or given on (i) the date of personal delivery if delivered in person, or (ii) the next day after sending if sent by telegram, telex, telecopier, mailgram or any next day courier service, or (iii) the third day after mailing if sent certified, registered or air mail, postage prepaid. Customer's address for notice shall be stated in each Schedule. StorageNetworks' address for notice is 100 Fifth Avenue, Waltham, MA 02451,
Attn: Chief Financial Officer.


StorageNetworks, Inc., Master Service Agreement     4

Agreement No. MSA-__________________
Date: ______________________________

--------------------------------------------------------------------------------

13. SEVERABILITY. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

14. GOVERNING LAW. Interpretation, construction and enforcement of this Agreement shall be pursuant to the laws of the Commonwealth of Massachusetts, U.S.A. excluding that Commonwealth's body of law applicable to choice of law.


StorageNetworks, Inc., Master Service Agreement     5

This document is a model only and is subject
to revision at any time without notice               March 1, 2000   Version 2.0

DataPACS Services
[LOGO]
StorageNetworks
Storage Services for the e-Economy

DataPACS(SM)-Services
Service Level Agreement

Schedule A to Master Service Level Agreement
MSA No. 00-05-CMER-01
--------------------------------------------------------------------------------

This Service Level Agreement ("SLA"), SLA No. CMER-01 dated as of May 19, 2000 between CMeRun (the "Customer") and StorageNetworks, Inc. ("StorageNetworks"), is entered into pursuant to Master Service Agreement No. 00-05-CMER-01 ("MSA") between the Customer and StorageNetworks. Capitalized terms used in this SLA and not otherwise defined below shall have the meanings ascribed to them in the MSA.

A. Purpose and Scope

The purpose of this SLA is to define service levels and operational specifications that StorageNetworks will provide to Customer. Specifics as to the DataPACS- Service(s) (the "Services") to be provided to the Customer are set forth in Annex A, which is incorporated into and made a part hereof.

B. Service Levels

B.1 Physical Facility

S-POP(sm) data centers are available on a 7 (day) x 24 (hour) basis, except for Scheduled Outages. S-POP data centers have power and cooling redundancy that provide for un-interruptible power and cooling for all components within each S-POP data center.

B.1.1 Security

Physical access to S-POP data centers is controlled by the StorageNetworks' Operations Group and is restricted to authorized StorageNetworks' employees and other individuals specifically authorized and escorted by StorageNetworks. Access by the Customer will be limited to representatives of the Customer designated in writing to StorageNetworks. If the Customer wishes to gain access to an S-POP data center, arrangements must be made in advance with StorageNetworks (typically a phone call on the day requested). At all times a StorageNetworks' employee must escort Customer's representatives. All changes to the Customer's designated representative security access list must be confirmed with StorageNetworks in writing at least one (1) day prior to access to the facility for any new representative.

StorageNetworks will require security clearance and access to the Customer's facility to install and maintain StorageNetworks' equipment. StorageNetworks will comply with all requirements deemed necessary by the Customer for StorageNetworks' personnel and contractors to gain access to the Customer's facility. StorageNetworks will be responsible for all work performed by StorageNetworks' personnel and contractors while on Customer's premises.

B.2 S-POP Data Center Availability

StorageNetworks will monitor levels for power generation, cooling, and UPS at S-POP data centers. StorageNetworks will, at StorageNetworks expense, upgrade or improve capacity levels within S-POP data centers as necessary. Capacity upgrades will follow the established change management practices described in this SLA.

B.3 StorageNetworks' Global Data Storage(SM) Network (GDSN)

StorageNetworks' GDSN is the physical communications infrastructure, provided and managed by StorageNetworks, that connects StorageNetworks managed services to the Customer's locations or external network. StorageNetworks' managed services are provided either directly at a StoragePort access channel located in the customer's location or are connected via an external network that is not managed by StorageNetworks. The access channel denotes the line of demarcation of the environment StorageNetworks' manages and is responsible for under the terms of this SLA. GDSN services do not include server resident hardware or software nor the installation, monitoring or maintenance of the connectivity required between customer servers and the StoragePort access channel. StorageNetworks requires that recommended host Attach Kits be utilized when connecting to the GDSN. Management and support for high availability, as specified in Annex A, and the percentage of availability that StorageNetworks supports will be based solely on the GDSN and the level of availability the customer requires within the StorageNetworks managed environment.

The GDSN is managed and maintained by authorized StorageNetworks' personnel, contractors and subcontractors. Access to StorageNetworks' GDSN and equipment within the Customer's facility is restricted to StorageNetworks' personnel, contractors and subcontractors.

B.4 Storage Services Hardware

StorageNetworks shall provide sufficient hardware to deliver the Services to the Customer. StorageNetworks will administer changes, microcode upgrades and/or other hardware/software improvements/upgrades on behalf of Customer in accordance with the Change Management and Change Request procedures set forth herein. StorageNetworks will provide monitoring services to the storage hardware at the S-POP data centers. These monitoring services include periodic monitoring of storage subsystem metrics available through vendor tools. StorageNetworks will report on the amount of Managed Gigabytes (MGBs) of disk space allocated to Customer, but will not be responsible to report on actual capacity utilized by Customer's servers. StorageNetworks will advise Customer of any issues with operability of communications or storage hardware required for the delivery of the Services such as signal quality loss, error retransmissions, disk failures, or power or microcode failures. In the event that the storage allocations must be altered on Customer's source environment, Customer must advise StorageNetworks of such change no less than 24 hours prior to the change so that StorageNetworks can initiate the change request process. StorageNetworks shall not be responsible for inconsistencies in the storage environment that result from changes in the Customer's source environment including either intentional or accidental connections or disconnections to the StoragePort access channel.

C. Remedy

C.1 Remedies

In the event that, as a direct result of StorageNetworks' actions or inactions, the Services provided by StorageNetworks are unavailable for any period of time beyond permitted monthly downtimes, as the sole and exclusive remedy hereunder, Customer shall receive a Service credit based upon the Monthly Fee for the affected month in

(C) 1999 StorageNetworks, Inc. This document is proprietary information of StorageNetworks, Inc. Use, copying, or dissemination of this document without the express written consent of StorageNetworks, Inc. is prohibited.

accordance with Section 3 of Annex A. The Service credit is not cumulative. Such Service credit shall be deemed to be liquidated damages, and in no event will the total Service credit exceed 50% of the Monthly Fee for the affected month. This credit will be in the form of a cash payment if this SLA has expired or if it has otherwise been terminated in accordance with the provisions of the MSA.

C.2 Exceptions

C.2.1 General Exceptions

StorageNetworks will have no liability for any failure to provide Services (a) during any Scheduled Outage, (b) resulting from a Force Majeure Event, or (c) caused, directly or indirectly, by the acts or omissions of Customer or its representatives or by Customer's or its representatives' equipment.

Without limiting the foregoing, StorageNetworks is not responsible for acts or omissions of Customer's representatives that result in failure of, or disruption to, the Services. Customer agrees that neither Customer nor its representatives shall attempt in any way to circumvent or otherwise interfere with any security precautions or measures of StorageNetworks relating to the S-POP data centers, the GDSN, the storage hardware or any other StorageNetworks' equipment. Any such attempts may, among other things, cause disruption to the Services. Any disruption to the Services resulting from a violation of these provisions shall not be an Unscheduled Outage and Customer will have no right to any Service credit or other remedy under this SLA or otherwise with respect to such disruption. Customer will be responsible for, and will indemnify StorageNetworks for, any damage or service interruptions caused by Customer or its representatives in violation of these provisions, including, without limitation, any damage to any StorageNetworks provided equipment. Further, the Customer will pay to StorageNetworks, at StorageNetworks then current rates, for all remedial services resulting from the Customer's actions.

D. Service Level Change Request Procedures

Either party may request changes to this SLA at any time. Since a change could affect the fees, schedules or other terms related to this SLA or the MSA, both the Customer and StorageNetworks must approve each change, and this SLA and/or the MSA must be appropriately amended before implementation of any change. The change request procedure is as follows:

a) The project manager for the requesting party will submit a change request ("CR") in writing. It will describe the change and include whatever rationale and/or estimated effect the change will have on the SLA and/or the MSA.

b) The other party's project manager will review each CR. The project manager will weigh the merits of the proposed change and approve it for investigation or reject it. If rejected, the project manager will return the CR to the requesting party, together with the reason(s) for rejection.

c) Approval of a CR for investigation by both parties constitutes authorization by the Customer of any fee proposed by StorageNetworks to investigate the CR. During such investigation, the effect on the Monthly Fee, Service Term or other terms of this SLA will be determined. Following completion of such investigation, the requested change will then be approved or disapproved for implementation.

d) Approved changes will be incorporated into the SLA or the MSA through written modifications, which shall be signed by duly authorized representatives of both parties

E. Change Management

The Customer will be provided at least twenty-one (21) days prior written notice of any changes to be made by StorageNetworks that affect the Services. However, if shorter notification period is required, changes will be made with the agreement of the Customer. StorageNetworks will strive to minimize outages that may be caused by a change; however, in the event that an outage is required, StorageNetworks will use best reasonable efforts to minimize the impact of the change and schedule the outage based upon the Customer's and StorageNetworks' requirements. If an outage is required, such outage will be considered a Scheduled Outage. StorageNetworks intends to work with the Customer on all change management issues in order to ensure that the Services are not affected beyond the levels set forth in this SLA. StorageNetworks reserves the right, however, to proceed with any change if it is determined, by StorageNetworks, that the change will not cause harm to the Customer's specific environment and/or is otherwise necessary. Customer is required to provide prior notification to StorageNetworks of any changes to its configurations that interface with the provided Services. If necessary, StorageNetworks will provide a StorageNetworks' representative at the S-POP data center to address any connectivity issues that arise during the Customer's configuration changes.

StorageNetworks District Operations Manager is responsible for the project management of all changes to Services provided to the Customer.

F. Event Notification

StorageNetworks shall provide initial notice to a designated Customer's representative by telephone, e-mail, pager or comparable notification service within 1/2 hour of StorageNetworks becoming aware of an event that has caused or may cause an Unscheduled Outage. In the event Customer first becomes aware of such event, Customer shall promptly provide initial notice to StorageNetworks via the Toll-Free Customer Support Number 877-769-0009. Status reports about the event will continue on the 1/2 hour until either the event has been resolved or both StorageNetworks and the Customer have determined a course of action that does not require continued notification.

G. Customer Support

The following are the roles of the StorageNetworks' departments and personnel responsible for delivering and managing the Services:

1. StorageNetworks Customer Service - is a 24x7 service (phone number 877-769-0009) that supports Customers on any issues related to the services provided by StorageNetworks to customers.

2. District Operations Manager - is responsible for the daily activity in S-POP data centers within the metropolitan area where the Services are provided.

3. Level-2 Support - is an internal technical support team responsible for resolving any issues related to services offered by StorageNetworks. This team works closely with the departments within StorageNetworks that provide services to customers and also has direct contact with all StorageNetworks contractors and


                                       2

(C) 1999 StorageNetworks, Inc. This document is proprietary information of StorageNetworks, Inc. Use, copying, or dissemination of this document without the express written consent of StorageNetworks, Inc. is prohibited.

      subcontractors that provide equipment or services to StorageNetworks.

4. Director of National Operations - is responsible for all S-POP data centers and the services provided to customers.

The following procedures define the escalation procedures that StorageNetworks will implement during an Unscheduled Outage:

o StorageNetworks Customer Service will be responsible for resolving any issues during the first hour of an outage.

o StorageNetworks Customer Service will escalate to the Regional Operations Manager and Level-2 Support at the beginning of the second hour.

o StorageNetworks Customer Service will escalate to the Director of Worldwide Operations at the beginning of the third hour. The Director of Worldwide Operations will notify appropriate additional StorageNetworks personnel if necessary.

H. Definitions

Attach Kits: Customer server resident hardware and software that enables connection to the GDSN.

Force Majeure Event: An event that causes StorageNetworks to be unable to fulfill its obligations under this SLA caused by flood, extreme weather, fire or other natural calamity, acts of government agency, war, riot, civil unrest, work stoppages or strikes, or similar causes beyond the control of StorageNetworks.

GDSN: (Global Data Storage(sm) Network) a digital data transport managed by StorageNetworks that may incorporate a wide variety of transmission media and protocols.

Scheduled Outages: Periods of time, during the Service Term, that StorageNetworks temporarily interrupts any Services for upgrades, maintenance, or for any other agreed upon reason or purpose, including an established framework for scheduling and managing such outages.

S-POP data center: The StorageNetworks facility from which data storage services are provided.

StorageNetworks Operations Group: The StorageNetworks' Operations Group, responsible for the daily delivery and management of Services provided to the Customer.

StoragePort(TM) Access Channel: is a physical connection device owned and maintained by StorageNetworks in which customers connect their servers to the StorageNetworks' GDSN.

Unscheduled Outages: Interruptions in Services arising from failures associated with Services provided by StorageNetworks or a Force Majeure Event. Such interruptions include only interruptions caused by matters under StorageNetworks direct control and do not include Scheduled Outages.

By the signatures of their duly authorized representatives below, StorageNetworks and Customer, intending to be legally bound, agree to all of the provisions of this SLA.

StorageNetworks, Inc.                   CMeRun


                                            /s/ David Myers, President
By: /s/ John C. Clavin                  By: /s/ Barbara Deguise
    ------------------------------          ------------------------------

                                               President
Title: Exec VP, Operations              Title: Chief Tech. Officer
       ---------------------------             ---------------------------


                                        PO Required for Billing? Yes / No
                                        If Yes, PO Number:
                                                          ----------------------


                                        3

(C) 1999 StorageNetworks, Inc. This document is proprietary information of StorageNetworks, Inc. Use, copying, or dissemination of this document without the express written consent of StorageNetworks, Inc. is prohibited.

Annex A: Configuration for CMeRun

1. Services/Acceptance of Services

1.1 StorageNetworks is to provide to Customer the following data storage Service(s):

      1.1.1 StorageNetworks' DataPACS(SM)-Base Service with an initial 300 managed useable gigabytes data storage.

      This Service provides:

      a. Primary data storage with a high availability fully redundant topology for DataPACS(SM)-Base;

      b.    Switched fabric storage area network

      c.    Global Data Storage Network (GDSN)

      d.    System monitoring and response

      e.    Maintenance services

      f. Access to additional managed useable data storage capacity (increased storage capacity will increase the fees charged hereunder)

      g. Access to additional StorageNetworks' services (additional services will increase the fees charged hereunder)

1.2 StorageNetworks will demonstrate the availability of the Services to Customer for its approval which approval will not be unreasonably withheld, delayed or conditioned. StorageNetworks will confirm the date of Customer's acceptance (the "Acceptance Date") in writing to the Customer. The target date for acceptance is June 19, 2000.

2. Terms of Service

2.1 Term

StorageNetworks will provide the Services for a 36 months commencing on the Acceptance Date (the "Service Term").

2.2 Fees

For each full calendar month during the Service Term, the Customer shall pay StorageNetworks, in advance on or prior to the first day of each calendar month, a fee of $21,000 for the Services described in section 1.1 (the "Monthly Fee"). For each partial month of the Service Term, the Customer will pay a pro-rated portion of the Monthly Fee based upon the number of days that StorageNetworks actually provides Services during such month.

--------------------------------------------------------------------------------
Available Managed Useable Gigabytes    Price per Managed Useable Gigabyte
--------------------------------------------------------------------------------
300-400                                $70.00
--------------------------------------------------------------------------------
500 through 900                        $65.00
--------------------------------------------------------------------------------
1000 through 1500                      $60.00
--------------------------------------------------------------------------------
1600 through 2000                      $55.00
--------------------------------------------------------------------------------
2100 through 3000                      $45.00
--------------------------------------------------------------------------------
3100 or more                           $40.00
--------------------------------------------------------------------------------

Additional storage is available in 100 managed useable gigabyte increments based on the following cost structure. Each such increase will increase the Monthly Fee payable hereunder. Activation of additional storage capacity will be activated using the Change Management procedure in Section E and will require a minimum of fourteen (14) days notification to StorageNetworks'


                                        4

(C) 1999 StorageNetworks, Inc. This document is proprietary information of StorageNetworks, Inc. Use, copying, or dissemination of this document without the express written consent of StorageNetworks, Inc. is prohibited.

Operations Group. In the event that the addition of such capacity requires a Service interruption, such interruption will be deemed a Scheduled Outage.

Standard DataPACS services include connectivity of up to eight access channel ports (i.e. four servers with dual connections). Access to additional ports is available for a fee of $250 per month per access channel port beyond the initial eight ports

In addition, Customer will pay StorageNetworks a separate one-time, activation fee of $30,000 for the design, installation and activation of DataPACS(SM) services. 50% of such fee to be paid on the date hereof and the remaining 50% will be paid within thirty (30) days of the Acceptance Date.

StorageNetworks and Client will meet annually, in good faith, to conduct a technology review of StorageNetworks's Services.

3. Service Credit

The following Service credits shall apply to the Remedy provisions of the SLA:

--------------------------------------------------------------------------------
                 Availability                Service Credit
--------------------------------------------------------------------------------
               99.9% or greater        0
--------------------------------------------------------------------------------
             >/= 99.0% but < 99.9%     5% of the Monthly Fee for
                                       the affected month
--------------------------------------------------------------------------------
             >/= 98.0% but < 99.0%     10% of the Monthly Fee for
                                       the affected month
--------------------------------------------------------------------------------
             >/= 97.0% but < 98.0%     20% of the Monthly Fee for
                                       the affected month
--------------------------------------------------------------------------------
             >/= 96.0% but < 97.0%     30% of the Monthly Fee for
                                       the affected month
--------------------------------------------------------------------------------
                    < 96.0%            50% of the Monthly Fee for
                                       the affected month
--------------------------------------------------------------------------------

Services are considered available as long as Customer has read/write access to the storage service at the StoragePort access channel. Availability calculation takes into account both length of any downtime and amount of storage capacity impacted.


                                        5

(C) 1999 StorageNetworks, Inc. This document is proprietary information of StorageNetworks, Inc. Use, copying, or dissemination of this document without the express written consent of StorageNetworks, Inc. is prohibited.

4. Customer Information
S-POP Data Center Location:
BOS5

Customer Address (Fill in whether or not S-POP is being utilized)

One Cabot road
-------------------------------

Hudson, MA
-------------------------------

01749
-------------------------------

Customer Contact:

Name: Barbara Deguise, CTO     Phone: (978) 567-6800 x6819
                                      ------------------------------------


                                        6

(C) 1999 StorageNetworks, Inc. This document is proprietary information of StorageNetworks, Inc. Use, copying, or dissemination of this document without the express written consent of StorageNetworks, Inc. is prohibited.